Exhibit 99.1

ATEC ANNOUNCES PRELIMINARY

THIRD QUARTER 2020 FINANCIAL RESULTS

•	Third quarter U.S. revenue expected to grow over 40%

•	Eighth consecutive quarter of double-digit revenue growth

•	Revenue per case expands on strong pull- through from SafeOp neuromonitoring and new product adoption

CARLSBAD, Calif., October 7, 2020 — Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), a medical device company dedicated to revolutionizing the approach to spine surgery, announced today preliminary, unaudited financial results for the third quarter ended September 30, 2020.

Preliminary, Unaudited Third Quarter 2020 Financial Results

Preliminary, unaudited third quarter 2020 results are expected to reflect U.S. revenue growth of 41% to 43% compared to third quarter 2019. Growth was driven primarily by the continuing rapid adoption of recently released ATEC technologies and strong pull-through from the SafeOp Neural InformatiX System. New product sales represented over 70% of estimated U.S. revenue for the quarter.

Quarter Ended September 30, 2020 (Unaudited)
Total revenue	$40.7 million to $41.1 million
U.S. revenue	$39.7 million to $40.0 million
U.S. gross margin	71% to 73%
Operating loss	$(12.0) million to $(13.5) million
Non-GAAP adjusted EBITDA	$(1.7) million to $(2.2) million

At September 30, 2020, the Company had approximately $41 million in cash and available borrowings under its senior secured credit facility.

“In a year of considerable uncertainty, ATEC is bringing predictability to both the clinical experience and financial performance,” said Pat Miles, Chairman and Chief Executive Officer. “We continue to deliver against the priorities that we committed to early this year: creating clinical distinction, revitalizing the sales force, and compelling surgeon adoption. This team has created significant value by advancing surgical outcomes in spine before, and we are fully committed to doing it again.”

The Company expects to announce third quarter financial and operating results on November 5, 2020, after the market close. On that day, the Company will host a live webcast at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast will be accessible via this link. An audiocast of the presentation will also be available domestically at (877) 556-5251 and internationally at (720) 545-0036. The conference ID number is 5178028.

A replay of the webcast will remain available on ATEC’s corporate website at www.atecspine.com until the Company releases fourth quarter financial results. In addition, a replay of the audiocast will be available until November 15, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 5178028.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine is focused on developing new approaches that integrate seamlessly with the SafeOp Neural InformatiX System to safely and reproducibly treat spine’s various pathologies and achieve the goals of spine surgery. Alphatec’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. The expected financial results discussed in this press release are preliminary and represent the most current information available to the Company’s management, as financial closing procedures for the quarter ended September 30, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended September 30, 2020 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended September 30, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the first quarter financial results.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30, 2020
	(preliminary, unaudited)
(numbers in millions)
Operating loss, as reported	$(12.0)	to	$(13.5)
Depreciation	2.2	to	2.3
Amortization of intangible assets	0.4	to	0.4

EBITDA	(9.4)	to	(10.8)
Add back significant items:
Stock-based compensation	4.2	to	4.5
Litigation-related expenses	1.7	to	1.9
Excess & obsolete charges	1.8	to	2.2

Adjusted EBITDA	$(1.7)	to	$(2.2)

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP U.S. gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the impact of the COVID-19 pandemic on the Company’s business and financial results, the Company’s ability to create clinical distinction, revitalize its sales force, compel surgeon adoption, and the Company’s expectations with respect to future revenue and growth. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: changes to our financial results for the quarter ended September 30, 2020 due to the completion of financial closing procedures; the extent of the impact of COVID-19 pandemic on the Company’s business; the uncertainty of success in developing new products; failure to achieve acceptance of the Company’s products; failure to obtain FDA or other regulatory clearance or approval, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure, and other legal claims. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen

Investor Relations

(760) 494-6790

ir@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com